Management Statement Regarding Compliance with Certain Provisions of the
                         Investment Company Act of 1940

We, as members of management of Mercantile Mutual Funds, Inc. (the "Company"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Company's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of December 1, 2000, and from October 31, 2000 through December 1, 2000.

Based on this evaluation, we assert that the Company was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of December 1, 2000, and from October 31, 2000 through December 1, 2000, with respect to securities reflected in the investment account of the Company.


Mercantile Mutual Funds, Inc.


By:        /s/ Laura Rauman
           ------------------------
           Name of Company Official

           Vice President
           ------------------------
           Title

           March 22, 2001
           --------------------------------------
           Date



By:        /s/Joseph C. Neuberger
           --------------------------------------
           Name of Company Official

           Vice President and Assistant Treasurer
           --------------------------------------
           Title

           March 26, 2001
           --------------------------------------
           Date